Exhibit 99.B(h)(6)(i)

August 3, 2009

Attention: President

PNC Global Investment Servicing (U.S.) Inc.

301 Bellevue Parkway

Wilmington, Delaware 19809

Dear Sir or Madam:

Pursuant to the Transfer Agency Services Agreement dated February 25, 2009, between ING Variable Portfolios, Inc. and PNC Global Investment Servicing (U.S.) Inc. (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Dow Jones Euro STOXX 50® Index Portfolio, ING FTSE 100 Index Portfolio, ING Japan Equity Index Portfolio, and ING Nasdaq 100 Index Portfolio (collectively, the “Portfolios”), each a series of ING Variable Portfolios, Inc., effective August 3, 2009, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolios to the Amended Exhibit A of the Agreement. This Amended Exhibit A supersedes the previous Amended Exhibit A dated May 1, 2009.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Portfolios by signing below.

Very sincerely,

/s/ Todd Modic
Todd Modic
Senior Vice President
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:
PNC Global Investment Servicing (U.S.) Inc.

By:	/s/ Susan M. Frasu
Name:	Susan M. Frasu
Title:	Senior VP, Managing Director, Duly Authorized

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Variable Portfolios, Inc.

AMENDED EXHIBIT A

(Dated: August 3, 2009)

THIS AMENDED EXHIBIT A is Amended Exhibit A to that certain Transfer Agency Services Agreement dated as of February 25, 2009, between PNC Global Investment Servicing (U.S.) Inc. and the Fund (the “Agreement”). For all purposes under the Agreement, the terms Fund and Portfolio shall refer to the following, respectively:

ING Series Fund, Inc.

Brokerage Cash Reserves

ING Alternative Beta Fund

ING Balanced Fund

ING Corporate Leaders 100 Fund

ING Global Target Payment Fund

ING Growth and Income Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING Money Market Fund

ING Small Company Fund

ING Strategic Allocation Conservative Fund

ING Strategic Allocation Growth Fund

ING Strategic Allocation Moderate Fund

ING Tactical Asset Allocation Fund

ING U.S. Government Money Market Fund

ING Strategic Allocation Portfolios, Inc.

ING Strategic Allocation Conservative Portfolio

ING Strategic Allocation Growth Portfolio

ING Strategic Allocation Moderate Portfolio

ING Variable Funds

ING Growth and Income Portfolio

ING Variable Portfolios, Inc.

ING BlackRock Science and Technology Opportunities Portfolio

ING Dow Jones Euro STOXX 50® Index Portfolio

ING FTSE 100 Index Portfolio

ING Global Equity Option Portfolio

ING Hang Seng Index Portfolio

ING Index Plus LargeCap Portfolio

ING Index Plus MidCap Portfolio

ING Index Plus SmallCap Portfolio

ING International Index Portfolio

ING Japan Equity Index Portfolio

ING Morningstar® U.S. GrowthSM Index Portfolio

ING Nasdaq 100 Index Portfolio

ING Opportunistic LargeCap Growth Portfolio

ING Opportunistic LargeCap Portfolio

ING Russell™ Global Large Cap Index 75% Portfolio

ING RussellTM Large Cap Growth Index Portfolio

ING Russell™ Large Cap Index Portfolio

ING RussellTM Large Cap Value Index Portfolio

ING RussellTM Mid Cap Growth Index Portfolio

ING Russell™ Mid Cap Index Portfolio

ING Russell™ Small Cap Index Portfolio

ING Small Company Portfolio

ING U.S. Bond Index Portfolio

ING U.S. Government Money Market Portfolio

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio

ING Balanced Portfolio, Inc.

ING Balanced Portfolio

ING Intermediate Bond Portfolio

ING Money Market Portfolio